Third Quarter 2019 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of Third-quarter 2019 our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense cash provided by of our operating results. As always, the operating information we provide to you should be used as a operating activities of complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP $287 million. results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended September 28, 2019, and the Annual Report on Form 10-K as filed with the Securities and Exchange Commission. investor.arrow.com 1

Third-Quarter 2019 CFO Commentary Third-Quarter Summary Third-quarter earnings per share on a diluted basis exceeded our original expectations, and sales were in-line with our expectations. Global components Third-quarter sales took advantage of opportunities to increase scale in Asia. Enterprise computing solutions delivered strong operating income growth, year over year, driven by decreased 6% year newer technologies and traction from non-traditional customers. Our cost optimization program, combined with the wind down of the PC and mobility asset disposition business, has sharpened our focus on our long-term strategy to be over year and the leading enabler of next-generation technology solutions. decreased 3% year Demand conditions for the global components business further deteriorated during the third quarter, due to the effects of ongoing geopolitical tensions. over year adjusted Demand from smaller customers who utilize more engineering and design services was weaker, particularly in the Americas and Europe regions. Customer and supplier expectations for demand recovery are extending out into 2020. for the wind down, a For the enterprise computing solutions business, the demand environment during disposition, and FX the third quarter was consistent with our expectations. In aggregate, billings grew at a low single-digit rate year over year. Our portfolio approach is designed to deliver consistent results. Newer software, hardware and hybrid cloud changes. architectures are offsetting declines in legacy systems. Beyond 2019, we now expect our effective tax rate to range between 23% - 25%, 50 basis points below our prior long-term target range. The lower effective tax rate is primarily due to greater clarity surrounding prior tax reforms, and more precise measurement of tax-advantaged export sales enabled by our global ERP system. investor.arrow.com 2

Third-Quarter 2019 CFO Commentary Consolidated Overview Third Quarter 2019 Y/Y Change Adjusted for Dispositions, Wind Down P&L Highlights* Q3 2019 Y/Y Change & Currency Q/Q Change Sales $7,078 (6)% (3)% (4)% Sales adjusted for wind down $7,018 (5)% (3)% (3)% Gross Profit Margin 11.3% (100) bps (90) bps 20 bps Non-GAAP Gross Profit Margin 11.3% (100) bps (90) bps (30) bps Operating Income $173 (40)% (26)% (132)% Operating Margin 2.4% (150) bps (90) bps 990 bps Non-GAAP Operating Income $253 (19)% (17)% 4% Non-GAAP Operating Margin 3.6% (60) bps (60) bps 30 bps Net Income $92 (48)% (36)% (117)% Diluted EPS $1.10 (45)% (32)% (117)% Non-GAAP Net Income $155 (19)% (17)% 13% Non-GAAP Diluted EPS $1.86 (14)% (12)% 16% $ in millions, except per share data; may reflect rounding. • Consolidated sales were $7.08 billion; sales were $7.02 • Operating income margin was 2.4% and non-GAAP billion adjusted for the wind down of the PC and mobility asset operating income margin was 3.6% disposition business – Operating expenses as a percentage of sales were – Changes in foreign currencies negatively impacted sales 8.0%, down 30 basis points year over year growth by approximately $103 million or 1 percentage point year over year – Non-GAAP operating expenses as a percentage of sales were 7.7%, down 40 basis points year over • Consolidated gross profit margin was 11.3% year – Down 100 basis points year over year, due to higher sales • Interest and other expense, net was $50 million mix of lower value products in all regions for global components, a higher mix of Asia components sales, – Below our prior expectation of $54 million due to offset by an increase in enterprise computing solutions lower borrowings and lower interest rates on floating- gross margins rate debt investor.arrow.com 3

Third-Quarter 2019 CFO Commentary • Effective tax rate for the quarter was 24.0%, and non- GAAP effective tax rate was 22.3% – Below our prior expectation of 25.5% due to greater clarity related to tax reforms, more precise measurement of tax-advantaged sales enabled by our ERP system, and mix of profits in lower tax jurisdictions • Diluted shares outstanding were 83 million – Slightly below our prior expectation of 85 million • Diluted earnings per share were $1.10 – Above our prior expectation of $.97 - $1.09 • Non-GAAP diluted earnings per share were $1.86 – Above our prior expectation of $1.62 - $1.74 – Changes in foreign currencies negatively impacted earnings per share by approximately $.04 compared to the third quarter of 2018 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein. investor.arrow.com 4

Third-Quarter 2019 CFO Commentary

Components

Global


$278
$265
$250
$207
$217
$280
$260
$240
$220
$200
$180
$160
Q3-'18
Q4-'18
Q1-'19
Q2-'19
Q3-'19

Non-GAAP Operating Income ($ in millions) (as adjusted)

- Sales decreased 4% year over year adjusted for the wind down of the PC and mobility asset disposition business and for changes in foreign currencies

  - Sales decreased 6% year over year as reported

- Lead times contracted year over year
- Backlog decreased year over year
- Book-to-bill was 0.91, down from 1.03 in the third quarter of 2018
- Cancellation rates were within normal ranges
- Operating margin of 3.4% decreased 170 points year over year
- Non-GAAP operating margin of 4.4% decreased 90 basis points year over year

  – Margin decreased in all regions

- Return on working capital decreased year over year; increased compared to the second quarter



Global components third-quarter sales decreased 4% year over year as adjusted.

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Five Years Out

Third-Quarter 2019 CFO Commentary Components Americas $2,200 $1,981 $1,943 $2,000 $1,844 $1,816 $1,800 $1,692 $1,600 $1,400 $1,200 $1,000 Q3-'18 Q4-'18 Q1-'19 Q2-'19 Q3-'19 Sales ($ in millions) (as adjusted) – Sales decreased 15% year over year adjusted for the wind down of the PC and mobility asset disposition business and for changes in foreign currencies Americas components – Sales decreased 16% year over year as reported sales decreased 15% – Growth in the aerospace & defense vertical year over year year over year as – The communications, consumer, industrial, and transportation verticals decreased year over year adjusted. investor.arrow.com 6

Third-Quarter 2019 CFO Commentary Components Europe $1,483 $1,500 $1,383 $1,399 $1,400 $1,374 $1,291 $1,300 $1,200 $1,100 $1,000 Q3-'18 Q4-'18 Q1-'19 Q2-'19 Q3-'19 Sales ($ in millions) (as adjusted) • Sales decreased 2% year over year adjusted for the wind down of the PC and mobility asset disposition business and for changes in foreign currencies – Sales decreased 7% year over year as reported Europe components – The aerospace and defense and transportation sales decreased 2% verticals decreased year over year year over year as adjusted. investor.arrow.com 7

Third-Quarter 2019 CFO Commentary Components Asia $2,006 $1,978 $2,000 $1,921 $1,900 $1,833 $1,782 $1,800 $1,700 $1,600 $1,500 $1,400 Q3-'18 Q4-'18 Q1-'19 Q2-'19 Q3-'19 Sales ($ in millions) • Sales increased 5% year over year adjusted for changes in foreign currencies – Sales increased 4% year over year as reported Asia components sales – Record third-quarter sales – Growth in the wireless vertical year over year increased 5% year over – The power management and transportation verticals decreased year over year year adjusted for changes in foreign currencies. investor.arrow.com 8

Third-Quarter 2019 CFO Commentary

Enterprise Computing Solutions

Global


$180
$160
$140
$120
$100
$80
$60
$85
$155
$90
$101
$95
Q3-'18
Q4-'18
Q1-'19
Q2-'19
Q3-'19

Non-GAAP Operating Income
($ in millions)

- Sales decreased 2% year over year adjusted for a disposition and changes in foreign currencies
  - Sales decreased 4% year over year as reported
- Billings increased at a low-single-digit rate year over year adjusted for changes in foreign currencies
- Operating income and non-GAAP operating income increased 12% year over year
  - Non-GAAP operating income increased 14% year over year adjusted for a disposition and changes in foreign currencies
- Operating margin of 4.6% increased 70 basis points year over year
- Non-GAAP operating margin of 4.7% increased 70 basis points year over year
- Return on working capital remains favorable



Enterprise computing solutions operating income increased 14% year over year adjusted for a disposition and changes in foreign currencies.

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Five Years Out

Third-Quarter 2019 CFO Commentary

Enterprise Computing Solutions

Americas



$1,900
$1,700
$1,500
$1,300
$1,100
$900
$1,458
$1,702
$1,201
$1,372
$1,419
Q3-'18
Q4-'18
Q1-'19
Q2-'19
Q3-'19
Sales ($ in millions)



- Sales decreased 2% year over year adjusted for changes in foreign currencies
  - Sales decreased 3% year over year as reported
  - Growth in infrastructure software, security, storage, services, and networking year over year
  - Industry-standard and proprietary servers decreased year over year
  - Operating income increased year over year

ECS Americas operating income increased year over year.

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Third-Quarter 2019 CFO Commentary

Enterprise Computing Solutions

Europe


$1,000
$900
$800
$700
$600
$500
$400
$652
$954
$763
$701
$610
Q3-'18
Q4-'18
Q1-'19
Q2-'19
Q3-'19
Sales ($ in millions)



- Sales were flat year over year adjusted for a disposition and changes in foreign currencies.
  - Sales decreased 6% year over year as reported
  - Growth in infrastructure software, storage, industry-standard and proprietary servers year over year adjusted for changes in foreign currencies
  - Security and networking decreased year over year
  - Operating income increased year over year

ECS Europe operating income increased year over year.

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Third-Quarter 2019 CFO Commentary Cash Flow from Operations Cash flow from operating activities was $287 million in the quarter and was $626 million over the last 12 months. Working Capital Working capital to sales was 18.2% in the quarter, flat year over year. Return on working capital was 19.6% in the quarter, down 500 basis points year over year. Return on Invested Capital Return on invested capital was 9.7% in the quarter, down 110 basis points year over year. Stock repurchases of Share Buyback approximately $100 We repurchased approximately 1.4 million shares of our stock for $100 million. Total cash returned to shareholders million in the third over the last 12 months was approximately $440 million. quarter. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.4x. Total liquidity of $2.7 billion when including cash of $262 million. investor.arrow.com 12

Third-Quarter 2019 CFO Commentary Arrow Electronics Outlook Guidance Excluding the PC and Mobility Asset Disposition Business We are expecting the average USD-to-Euro exchange rate for the fourth quarter of 2019 to be $1.10 to €1 compared with $1.14 to €1 in the fourth quarter of 2018. We estimate changes in foreign currencies will have negative impacts on growth of approximately $100 million, or 1% on sales, and $.05, or 2%, on earnings per share on a diluted basis compared to the fourth quarter of 2018. We are expecting interest and other expense will total approximately $52 million. Fourth-Quarter 2019 Guidance Consolidated Sales $7.125 billion to $7.525 billion Global Components $4.625 billion to $4.825 billion . Global ECS $2.5 billion to $2.7 billion Diluted Earnings Per Share1 $1.82 to $1.98 Non-GAAP Diluted Earnings Per Share1 $2.10 to $2.26 1 Assumes average diluted shares outstanding of 83 million, and an average tax rate at the low end of the 23% to 25% target range. investor.arrow.com 13

Third-Quarter 2019 CFO Commentary Risk Factors Information Relating to Forward-Looking The discussion of the company’s Statements business and operations should be read together with the risk factors This press release includes forward-looking statements that are subject to numerous assumptions, risks, and contained in Item 1A of its 2018 Annual uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of Report on Form 10-K, filed with the reasons, including, but not limited to: industry conditions, company’s implementation of its new Securities and Exchange Commission, enterprise resource planning system, changes in product supply, pricing and customer demand, which describe various risks and competition, other vagaries in the global components and global enterprise computing solutions markets, uncertainties to which the company is changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions or may become subject. If any of the taken to become more efficient or lower costs, risks related to the integration of acquired businesses, described events occur, the company’s changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements business, results of operations, which are not statements of historical fact. These forward-looking statements can be identified by financial condition, liquidity, or access forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” to the capital markets could be “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance materially adversely affected. on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2018. investor.arrow.com 14

Third-Quarter 2019 CFO Commentary Certain Non-GAAP Financial Information In addition to disclosing financial results that are management considers these items referred to above to determined in accordance with accounting principles be outside the company’s core operating results. This non- generally accepted in the United States (“GAAP”), the GAAP financial information is among the primary company also provides certain non-GAAP financial indicators management uses as a basis for evaluating the information relating to sales, operating income, net income company’s financial and operating performance. In attributable to shareholders, and net income per basic and addition, the company’s Board of Directors may use this diluted share. non-GAAP financial information in evaluating management performance and setting management The company provides sales, gross profit, and expense compensation. on a non-GAAP basis adjusted for the impact of changes in foreign currencies (referred to as changes in foreign The presentation of this additional non-GAAP financial currencies) by re-translating prior period results at current information is not meant to be considered in isolation or period foreign exchange rates, the impact of dispositions as a substitute for, or alternative to, operating income, net by adjusting the company’s operating results for income attributable to shareholders and net income per businesses disposed, as if the dispositions had occurred basic and diluted share determined in accordance with at the beginning of the earliest period presented (referred GAAP. Analysis of results and outlook on a non-GAAP to as dispositions), the impact of the company’s personal basis should be used as a complement to, and in computer and mobility asset disposition business conjunction with, data presented in accordance with (referred to as wind down), the impact of inventory write- GAAP. downs related to the digital business (referred to as "digital inventory write-downs and recoveries"), and the impact of the notes receivable reserves and inventory write-downs related to the AFS business (referred to as “AFS notes receivable reserves and credits” and “AFS inventory write- downs and recoveries” respectively). Operating income, The company believes that net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude such non-GAAP financial identifiable intangible asset amortization, restructuring, integration, and other charges, and loss on disposition of information is useful to businesses, net, AFS notes receivable reserves and credits and inventory write-downs and recoveries, digital investors to assist in inventory write-downs and recoveries, the impact of non- assessing and understanding cash charges related to goodwill, trade names, and property, plant and equipment, and the impact of wind the company’s operating down. Net income attributable to shareholders, and net income per basic and diluted share are also adjusted to performance. exclude the impact of U.S. tax reform. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because investor.arrow.com 15

Third-Quarter 2019 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended September 28, 2019

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments	Impact of Wind Down[4]	Other[1]	Non-GAAP measure
Sales	$ 7,078,118	$ —	$ —	$ —	$ —	$ —	$ (60,130)	$ —	$ 7,017,988
Gross Profit	798,841	—	—	—	1,101	—	(3,541)	—	796,401
Operating income	173,218	10,265	31,087	(664)	1,101	711	36,917	—	252,635
Income before income taxes	122,321	10,265	31,087	(664)	1,101	711	36,842	(1,126)	200,537
Provision for income taxes	29,340	2,860	8,922	(178)	272	—	3,753	(249)	44,720
Consolidated net income	92,981	7,405	22,165	(486)	829	711	33,089	(877)	155,817
Noncontrolling interests	850	138	—	—	—	—	—	—	988
Net income attributable to shareholders	$ 92,131	$ 7,267	$ 22,165	$ (486)	$ 829	$ 711	$ 33,089	$ (877)	$ 154,829
Net income per diluted share	$ 1.10	$ 0.09	$ 0.27	$ (0.01)	$ 0.01	$ 0.01	$ 0.40	$ (0.01)	$ 1.86
Effective tax rate	24.0%								22.3%

Three months ended September 29, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments	Impact of Wind Down[4]	Other[2]	Non-GAAP measure
Sales	$ 7,490,445	$ —	$ —	$ —	$ —	$ —	$ (104,958)	$ —	$ 7,385,487
Gross Profit	923,778	—	—	—	—	—	(17,397)	—	906,381
Operating income	290,310	8,845	9,611	—	—	—	611	2,042	311,419
Income before income taxes	235,227	8,845	9,611	—	—	—	633	972	255,288
Provision for income taxes	57,054	2,539	2,454	—	—	—	304	240	62,591
Consolidated net income	178,173	6,306	7,157	—	—	—	329	732	192,697
Noncontrolling interests	1,640	145	—	—	—	—	—	—	1,785
Net income attributable to shareholders	$ 176,533	$ 6,161	$ 7,157	$ —	$ —	$ —	$ 329	$ 732	$ 190,912
Net income per diluted share	$ 1.99	$ 0.07	$ 0.08	$ —	$ —	$ —	$ —	$ 0.01	$ 2.15
Effective tax rate	24.3%								24.5%

Three months ended June 29, 2019

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments[3]	Impact of Wind Down[4]	Other[1]	Non-GAAP measure
Sales	$ 7,344,548	$ —	$ —	$ —	$ —	$ —	$ (77,914)	$ —	$ 7,266,634
Gross Profit	814,909	—	—	1,868	20,114	—	4,305	—	841,196
Operating income	(549,190)	8,665	19,906	15,851	20,114	623,085	104,219	—	242,650
Income before income taxes	(600,120)	8,665	19,906	15,851	20,114	623,085	104,229	(1,390)	190,340
Provision for income taxes	(52,369)	2,463	4,865	3,910	4,962	64,246	24,730	(382)	52,425
Consolidated net income	(547,751)	6,202	15,041	11,941	15,152	558,839	79,499	(1,008)	137,915
Noncontrolling interests	1,215	140	—	—	—	—	—	—	1,355
Net income attributable to shareholders	$ (548,966)	$ 6,062	$ 15,041	$ 11,941	$ 15,152	$ 558,839	$ 79,499	$ (1,008)	$ 136,560
Net income per diluted share[5]	$ (6.48)	$ 0.07	$ 0.18	$ 0.14	$ 0.18	$ 6.60	$ 0.94	$ (0.01)	$ 1.60
Effective tax rate	8.7%								27.5%

(1) Other includes gain (loss) on investments, net

(2) Other includes loss on disposition of businesses, net and gain (loss) on investments, net.

(3) Impairments include goodwill impairments of $570,175, tradename impairments of $46,000, and $6,910 in impairment charges related to various other fixed assets.

(4) Amounts for restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, and impairments related to the personal computer and mobility asset disposition business are included in "impact of wind down" above.

(5) For the three months ended June 29, 2019, the non-GAAP net income per diluted share calculation includes 649 thousand shares that were excluded from the GAAP net income per diluted share calculation. Additionally, in all periods presented the sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

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Five Years Out